DISCOVERY, INC. REPORTS FULL YEAR AND FOURTH QUARTER 2018 RESULTS

Silver Spring, MD – February 26, 2019: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2018.

2018 Operational Highlights

•	Completed the acquisition and integration of Scripps Networks;

•	Successfully broadcast the first of four Olympic Games across Europe;

•	Announced a distinctive golf service in partnership with the PGA TOUR to become the new international home for golf;

•	Formed a new streaming partnership with broadcaster ProSieben in Germany; and

•	Secured additional, favorable U.S. streaming agreements with Hulu and Sling TV.

“2018 was a transformational year for Discovery, highlighted by our operational accomplishments, our strong progress in synergy generation and our overall solid financial performance, as we continued powering people's passions around the world,” said David Zaslav, President and Chief Executive Officer for Discovery. "Discovery is a differentiated global content company, and we are optimistic that we will continue to build on all of our operating momentum to drive additional shareholder value into the future.”

Full Year Financial Results
Full year revenues increased 54% to $10.6 billion on a reported basis compared with the prior year. Excluding the impact of foreign currency fluctuations(1) and the Scripps Networks Interactive, Inc. (“Scripps Networks”), MotorTrend Group, LLC (“MTG”) and Oprah Winfrey Network (“OWN”) transactions (collectively, “the Transactions”)(2), revenues increased 3%, as an 8% increase in International Networks and a 1% increase in U.S. Networks were partially offset by a significant decrease in Education and Other revenues due to the sale of the education business on April 30, 2018. On a pro forma(3) combined basis, excluding the impact of foreign currency fluctuations, total company revenues increased 3%, as International Networks increased 8% and U.S. Networks increased 2%, partially offset by a significant decrease in Education and Other revenues due to the sale of the education business.

Full year Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)(4) increased 64% to $4.1 billion on a reported basis compared with the prior year. Excluding the impact of the Transactions and foreign currency fluctuations, Adjusted OIBDA increased 1%, as U.S. Networks increased 3% and International Networks increased 2%, partially offset by a 16% decrease in Corporate and Other. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, Adjusted OIBDA increased 8%, as U.S. Networks increased 8% and International Networks increased 7%.

(1)	Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(2)
The Transactions refer to the Company's acquisition of Scripps Networks on March 6, 2018, the acquisition of a controlling interest in OWN on November 30, 2017 and the contribution of businesses from MTG on September 25, 2017.

(3)
Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for the full list of pro forma adjustments and to pages 13-20 for pro forma operating results.

(4)	See full definition of Adjusted OIBDA on page 7.

Full year net income available to Discovery increased to $594 million, compared with a $337 million loss in the prior year, due to higher operating results primarily due to the Transactions, partially offset by higher restructuring and other charges associated with the integration of Scripps Networks, higher tax expenses and higher interest expense. In addition, a non-cash goodwill impairment charge was recognized in the prior year. Diluted earnings per share(1) increased to $0.86, primarily due to higher net income. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1),(2), which excludes the impact of amortization of acquisition-related intangible assets, net of tax was $2.11. Adjusted EPS excluding $618 million (or $0.89 per share) of after-tax restructuring and other charges was $3.00.

Free cash flow(3) increased to $2.4 billion for the full year as cash flow from operations increased to $2.6 billion while capital expenditures of $147 million were slightly higher compared with the prior year primarily due to the integration of Scripps Networks. Full year cash flow from operations increased primarily as a result of higher operating results primarily due to the Transactions, partially offset by higher content and restructuring costs and higher interest expense.

Fourth Quarter 2018 Financial Results
Fourth quarter revenues of $2.8 billion increased 51% on a reported basis compared with the prior year quarter. Excluding the impact of the Transactions(4) and foreign currency fluctuations, revenues decreased 2% as a 1% increase in U.S. Networks and flat revenues in International Networks were more than offset by a significant decrease in Education and Other revenues due to the sale of the education business. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, total company fourth quarter revenues decreased 1%, as a 2% increase in U.S. Networks and flat revenues in International Networks were more than offset by a significant decrease in Education and Other revenues due to the sale of the education business.

Fourth quarter Adjusted OIBDA increased 86% to $1.2 billion on a reported basis compared with the prior year quarter. Excluding the impact of the Transactions and foreign currency fluctuations, Adjusted OIBDA increased 5% compared with the prior year quarter, as International Networks increased 13% and U.S. Networks increased 6%, partially offset by a 29% decrease in Corporate and Other. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, fourth quarter Adjusted OIBDA increased 16%, as U.S. Networks Adjusted OIBDA increased 17% and International Networks' Adjusted OIBDA increased 15%.

Fourth quarter net income available to Discovery was $269 million, compared with a loss of $1.1 billion in the prior year quarter, due to higher operating results, primarily due to the integration of Scripps Networks partially offset by higher restructuring and other charges, higher tax expenses and higher interest expense. In addition, a non-cash goodwill impairment charge was recognized in the prior year's quarter. Diluted earnings per share increased to $0.38 primarily due to higher DCI Net Income. Adjusted EPS, which excludes the impact of amortization of acquisition-related intangible assets, net of tax was $0.74. Adjusted EPS excluding $62 million (or $0.08 per share) of after-tax restructuring and other charges was $0.82.

Free cash flow increased to $888 million for the fourth quarter of 2018 as cash flow from operations increased to $929 million while capital expenditures of $41 million were slightly higher compared with the prior year quarter primarily due to the integration of Scripps Networks. Fourth quarter cash flow from operations increased as a result of higher operating results due to the integration of Scripps Networks, partially offset by higher content and restructuring costs and higher interest expense.

(1)	All per share amounts are calculated using net income. Refer to table on page 25 for the full schedule.
(2)	See full definition of Adjusted EPS on page 7.
(3)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.
(4)	In the fourth quarter, the Transactions refer to just the Company's acquisition of Scripps Networks on March 6, 2018 and the acquisition of a controlling interest in OWN on November 30, 2017.

SEGMENT RESULTS

Total Company

(dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	Change	Pro Forma Change(1)	2018	2017	Change	Pro Forma Change(1)
Revenues:
U.S. Networks	$1,722	$892	93%	2%	$6,350	$3,434	85%	2%
International Networks	1,084	927	17%	—%	4,149	3,281	26%	8%
Education and Other	2	45	(96)%	(96)%	54	158	(66)%	(66)%
Corporate and Inter-Segment Eliminations	1	—	NM	NM	—	—	—%	—%
Total revenues	$2,809	$1,864	51%	(1)%	$10,553	$6,873	54%	3%

Adjusted OIBDA:
U.S. Networks	$964	$478	NM	17%	$3,500	$2,026	73%	8%
International Networks	350	249	41%	15%	1,077	859	25%	7%
Education and Other	—	7	NM	NM	3	6	(50)%	(50)%
Corporate and Inter-Segment Eliminations	(130)	(98)	(33)%	(8)%	(441)	(360)	(23)%	(1)%
Total Adjusted OIBDA	$1,184	$636	86%	16%	$4,139	$2,531	64%	8%

U.S. Networks

(dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	Change	Pro Forma Change	2018	2017	Change	Pro Forma Change
Revenues:
Distribution	$644	$402	60%	1%	$2,456	$1,612	52%	1%
Advertising	1,041	456	NM	3%	3,749	1,740	NM	3%
Other	37	34	9%	(16)%	145	82	77%	(2)%
Total revenues	$1,722	$892	93%	2%	$6,350	$3,434	85%	2%
Adjusted OIBDA	$964	$478	NM	17%	$3,500	$2,026	73%	8%

Full Year Financial Results
U.S. Networks’ revenues for the full year of 2018 increased 85% to $6.4 billion on a reported basis compared with the prior year. Excluding the impact of the Transactions, revenues increased 1%, as a 3% increase in advertising revenues and a 1% increase in distribution revenues were partially offset by a 27% decrease in Other revenues due to lower program and merchandising sales. On a pro forma combined basis, U.S. Networks' revenues for the full year increased 2%. Pro forma advertising revenues increased 3% primarily driven by the continued monetization of our digital content offerings and an increase in pricing, partially offset by the impact of audience declines on our linear networks. Pro forma distribution revenues increased 1%, reflecting increases in contractual affiliate rates, partially offset by a decline in subscribers and to a lesser extent, the timing of lower contributions from content deliveries under licensing agreements.

NM: Not Meaningful
(1)
Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Pro forma change for Total Company and the International Networks segment excludes the impact from foreign currency fluctuations. Refer to page 8 for the full list of pro forma adjustments and to pages 13-20 for full detail on pro forma operating results.

Operating expenses for U.S. Networks increased to $2.9 billion on a reported basis compared with $1.4 billion in the prior year. Excluding the impact of the Transactions, operating expenses decreased 1%, as costs of revenues decreased 4% while SG&A expenses increased 4%. On a pro forma combined basis, total operating expenses decreased 4%, as costs of revenues decreased 5% and SG&A expenses decreased 3%. The decrease in pro forma combined operating expenses was primarily attributable to higher content impairment expenses recorded in the prior year, lower personnel costs due to restructuring as well as content synergies following the acquisition of Scripps Networks.

U.S. Networks' Adjusted OIBDA increased 73% to $3.5 billion on a reported basis compared with the prior year. Excluding the impact of the Transactions, U.S. Networks' Adjusted OIBDA increased 3%. On a pro forma combined basis, Adjusted OIBDA increased 8%, driven by an increase in revenues combined with a decrease in operating expenses.

Fourth Quarter Financial Results
U.S. Networks’ revenues for the fourth quarter of 2018 increased 93% to $1.7 billion on a reported basis compared with the prior year quarter. Excluding the impact of the Transactions, revenues increased 1%, as distribution revenues increased 3%, advertising revenues remained consistent and Other revenues decreased $9 million compared with the prior year quarter. On a pro forma combined basis, U.S. Networks' revenues for the fourth quarter increased 2%. Pro forma advertising revenues increased 3%, primarily driven by continued monetization of digital content offerings and an increase in pricing, partially offset by the impact of audience declines on our linear networks. Pro forma distribution revenues increased 1% primarily reflecting increases in contractual affiliate rates, partially offset by a decline in overall subscribers. On a pro forma combined basis, total portfolio subscribers for December 2018 were 4% lower than December 2017 and subscribers to our fully distributed networks were flat with the prior year, primarily due to additional carriage on streaming platforms toward the end of the year, which offset the overall trend of subscriber declines.

Operating expenses for U.S. Networks increased to $758 million on a reported basis compared with $414 million in the prior year quarter. Excluding the impact of the Transactions, operating expenses decreased 6%, as costs of revenues decreased 15% and SG&A expenses increased 11%. On a pro forma combined basis, total operating expenses decreased 13%, as costs of revenues decreased 18% and SG&A expenses decreased 4%. The decrease in pro forma combined operating expenses was primarily attributable to content synergies and higher impairments recorded in the prior year quarter along with lower personnel costs due to restructuring and the integration of Scripps Networks.

U.S. Networks' Adjusted OIBDA for the fourth quarter increased to $964 million on a reported basis compared with $478 million in the prior year quarter. Excluding the impact of the Transactions, U.S. Networks' Adjusted OIBDA increased 6%. On a pro forma combined basis, Adjusted OIBDA increased 17%, driven by an increase in revenues combined with a decrease in operating expenses.

International Networks

(dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	Change	Pro Forma Change(1)	2018	2017	Change	Pro Forma Change(1)
Revenues:
Distribution	$505	$479	5%	2%	$2,082	$1,862	12%	5%
Advertising	533	419	27%	—%	1,765	1,332	33%	3%
Other	46	29	59%	(21)%	302	87	NM	88%
Total revenues	$1,084	$927	17%	—%	$4,149	$3,281	26%	8%
Adjusted OIBDA	$350	$249	41%	15%	$1,077	$859	25%	7%
NM: Not Meaningful
(1) Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Pro forma change excludes the impact from foreign currency fluctuations. Refer to page 8 for the full list of pro forma adjustments and to pages 13-20 for full detail on pro forma operating results.

Full Year Financial Results
International Networks’ revenues for the full year of 2018 increased 26% to $4.1 billion on a reported basis compared with the prior year. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, International Networks' revenues increased 8%, driven by a 5% increase in distribution revenues, a 2% increase in advertising revenues and a significant increase in Other revenues due to the sublicensing of the Olympic Games in the first quarter. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, International Networks' revenues increased 8%, driven by a 5% increase in distribution revenues and a 3% increase in advertising revenues, and an 88% increase in other revenues due to the sublicensing of the Olympics. Pro forma distribution revenue growth was primarily driven by increases in subscribers to our linear networks and higher digital subscription revenues in Europe and increases in pricing in Latin America and Europe, partially offset by pricing declines in Asia. Pro forma advertising revenue growth was primarily attributable to revenues associated with the Olympics in the first quarter, strength in certain European markets, and to a lesser extent, continued monetization of our digital distribution offerings, partially offset by linear viewership declines in Latin America.

Operating expenses for International Networks increased to $3.1 billion compared with $2.4 billion on a reported basis in the prior year. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, operating expenses increased 11%, as costs of revenues increased 12% and SG&A increased 7%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, operating expenses increased 8%. Costs of revenues increased 11%, primarily attributable to spending on the Olympics, partially offset by content synergies from the integration of Scripps Networks. SG&A increased 2%, due to increased marketing spend, particularly related to our digital distribution offerings, and Olympics-related expenses, partially offset by cost savings from the integration of Scripps Networks.

International Networks' Adjusted OIBDA increased 25% to $1.1 billion on a reported basis compared with the prior year. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, International Networks' Adjusted OIBDA increased 2%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, Adjusted OIBDA increased 7%. The increase in pro forma combined Adjusted OIBDA was primarily driven by the growth in revenues, which outpaced the increases in costs of revenues and SG&A expenses.

Fourth Quarter Financial Results
International Networks’ revenues for the fourth quarter of 2018 increased 17% to $1.1 billion on a reported basis compared with the prior year quarter. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, International Networks' revenues were flat, driven by a 2% increase in distribution revenues, while advertising revenues were flat and Other revenues decreased 13%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, International Networks' revenues were flat, driven by a 2% increase in distribution revenues while advertising revenues were flat, offset by a 21% decrease in Other revenues due to the timing of certain content distribution and licensing revenues. Pro forma distribution revenue growth was primarily driven by increases in Europe, mostly due to higher pricing, and higher pricing and subscriber increases in Latin America, partially offset by pricing declines in Asia. Pro forma advertising revenues were flat, as increases in Europe, mostly due to higher pricing, were offset by viewership declines in Latin America.

Operating expenses for International Networks increased to $734 million compared with $678 million on a reported basis in the prior year quarter. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, operating expenses decreased 5%, as costs of revenues decreased 9% partially offset by an increase in SG&A of 4%. On a pro forma combined basis, excluding currency effects, operating expenses decreased 6%, as costs of revenues decreased 9%, primarily attributable to content synergies following the acquisition of Scripps Networks, while SG&A was flat, primarily due to reductions in personnel costs from restructuring and the integration of Scripps Networks offset by increased personnel spending related to digital distribution offerings.

International Networks' Adjusted OIBDA increased 41% to $350 million on a reported basis compared with the prior year quarter. Excluding the impact of the acquisition of Scripps Networks and foreign currency fluctuations, International Networks' Adjusted OIBDA increased 13%. On a pro forma combined basis, excluding currency effects, Adjusted OIBDA increased 15%. The increase in pro forma combined Adjusted OIBDA was primarily driven by the decrease in costs of revenues.

Education and Other

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Revenues	$2	$45	(96)%	$54	$158	(66)%
Adjusted OIBDA	$—	$7	NM	$3	$6	(50)%
NM: Not Meaningful

Full Year Financial Results
Education and Other saw significant decreases in revenues and Adjusted OIBDA for the full year primarily due to the sale of the education business.

Fourth Quarter Financial Results
Education and Other saw significant decreases in revenues and Adjusted OIBDA for the fourth quarter primarily due to the sale of the education business.

Corporate and Inter-Segment Eliminations

Full Year Financial Results
Corporate and Inter-Segment Eliminations Adjusted OIBDA for the full year of 2018 decreased 23% on a reported basis compared with the prior year. Excluding the impact of the Transactions and foreign currency fluctuations, Adjusted OIBDA decreased 16%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, Adjusted OIBDA decreased 1% compared with the prior year primarily due to an increase in SG&A expenses driven by higher technology costs, tax advisory fees and share-based compensation, partially offset by a reduction in personnel costs as a result of restructuring and the integration of Scripps Networks.

Fourth Quarter Financial Results
Adjusted OIBDA for the fourth quarter of 2018 decreased 33% on a reported basis compared with the prior year quarter. Excluding the impact of the Transactions and foreign currency fluctuations, Adjusted OIBDA decreased 29%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, Adjusted OIBDA decreased 8% compared with the prior year quarter primarily due to the timing of compensation expense and professional service fees and lower inter-company allocations to operating segments offsetting lower personnel costs as a result of restructuring and the integration of Scripps Networks.

FULL YEAR 2019 OUTLOOK(1)
Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

(1)	Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine all of the adjustments that would be required.

NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 21 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, and (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and Scripps Networks transaction and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Total Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Refer to the comments that follow for our methodology for calculating growth rates excluding the impact of currency effects.

Effective January 1, 2019, our definition of Adjusted OIBDA was modified to exclude all share-based compensation, whereas only mark-to-market share-based compensation is excluded for each of the periods presented herein. See pages 23-24 for Adjusted OIBDA as historically reported and under the revised definition.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to the comments that follow for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (ex-FX), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2018 Baseline Rate”), and the prior year amounts translated at the same 2018 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Selling, General and Administrative Expense
Selling, general and administrative expense, as presented, currently excludes mark-to-market share-based compensation and Scripps Networks transaction and integration costs due to their impact on comparability between periods.

Free Cash Flow
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Pro Forma Adjustments
The discussion and tables beginning on page 13 compare our actual and pro forma combined results as if the Transactions occurred on January 1, 2017. Management believes reviewing our actual operating results in addition to combined pro forma results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined U.S. Networks, International Networks and Corporate and Inter-Segment Eliminations pro forma information is based on the historical operating results of the respective businesses as applicable to each segment and includes adjustments directly attributable to the Transactions as if they had occurred on January 1, 2017, such as:

1. The impact of the purchase price allocation to the fair value of assets, liabilities, and noncontrolling interests, such as intangible amortization;
2. Adjustments to remove items associated with the Transactions that will not have a continuing impact on the combined entity, such as transaction costs and the impact of employee retention agreements; and
3. Changes to align accounting policies.

Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the acquired businesses since January 1, 2017 and should not be taken as indicative of the Company's future consolidated results of operations.

Actual amounts for the three and twelve months ended December 31, 2018 include the results of operations for the Discovery and Scripps Networks, OWN and MTG businesses for the period since each respective transaction. Scripps Networks was acquired on March 6, 2018, OWN was consolidated on November 30, 2017 and MTG was consolidated on September 25, 2017.

CONFERENCE CALL INFORMATION
Discovery will host a conference call today, February 26, 2019 at 8:30 a.m. ET to discuss its fourth quarter results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using conference passcode: DISCA.

CAUTIONARY STATEMENT CONCERNING FORWARD_LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 28, 2018.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the effects of the Scripps Networks acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT DISCOVERY
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

CONTACTS

Media Contact	Investor Relations Contacts
Catherine Frymark (240) 662-2934	Andrew Slabin (212) 548-5544
catherine_frymark@discovery.com	andrew_slabin@discovery.com

Jackie Burka (212) 548-5642
jackie_burka@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Distribution	$1,149	$881	$4,538	$3,474
Advertising	1,574	876	5,514	3,073
Other	86	107	501	326
Total revenues	2,809	1,864	10,553	6,873
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	946	745	3,935	2,656
Selling, general and administrative	657	507	2,620	1,768
Impairment of goodwill	—	1,327	—	1,327
Depreciation and amortization	397	90	1,398	330
Restructuring and other charges	98	32	750	75
(Gain) loss on disposition	—	—	(84)	4
Total costs and expenses	2,098	2,701	8,619	6,160
Operating income (loss)	711	(837)	1,934	713
Interest expense, net	(171)	(157)	(729)	(475)
Loss on extinguishment of debt	—	—	—	(54)
Loss from equity investees, net	(10)	(89)	(63)	(211)
Other (expense) income, net	(36)	33	(120)	(110)
Income (loss) before income taxes	494	(1,050)	1,022	(137)
Income tax expense	(195)	(87)	(341)	(176)
Net income (loss)	299	(1,137)	681	(313)
Net income attributable to noncontrolling interests	(26)	—	(67)	—
Net income attributable to redeemable noncontrolling interests	(4)	(7)	(20)	(24)
Net income (loss) available to Discovery, Inc.	$269	$(1,144)	$594	$(337)
Net income (loss) per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.38	$(1.99)	$0.86	$(0.59)
Diluted(1)	$0.38	$(1.99)	$0.86	$(0.59)
Weighted average shares outstanding:
Basic	524	381	498	384
Diluted(1)	715	568	688	576

(1)
Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$986	$7,309
Receivables, net	2,620	1,838
Content rights, net	313	410
Prepaid expenses and other current assets	312	434
Total current assets	4,231	9,991
Noncurrent content rights, net	3,069	2,213
Property and equipment, net	800	597
Goodwill	13,006	7,073
Intangible assets, net	9,674	1,770
Equity method investments, including note receivable	935	335
Other noncurrent assets	835	576
Total assets	$32,550	$22,555
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$325	$277
Accrued liabilities	1,563	1,309
Deferred revenues	249	255
Current portion of debt	1,860	30
Total current liabilities	3,997	1,871
Noncurrent portion of debt	15,185	14,755
Deferred income taxes	1,811	319
Other noncurrent liabilities	1,040	587
Total liabilities	22,033	17,532
Commitments and contingencies
Redeemable noncontrolling interests	415	413
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued, and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized, issued, and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 160 and 157 shares issued; and 157 and 154 shares outstanding	2	1
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 524 and 383 shares issued; and 360 and 219 shares outstanding	5	4
Additional paid-in capital	10,647	7,295
Treasury stock, at cost: 167 shares	(6,737)	(6,737)
Retained earnings	5,254	4,632
Accumulated other comprehensive loss	(785)	(585)
Total Discovery, Inc. stockholders’ equity	8,386	4,610
Noncontrolling interests	1,716	—
Total equity	10,102	4,610
Total liabilities and equity	$32,550	$22,555

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Year Ended December 31,
	2018	2017
Operating Activities
Net income (loss)	$681	$(313)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Share-based compensation expense	80	39
Depreciation and amortization	1,398	330
Content rights amortization and impairment	3,288	1,910
Impairment of goodwill	—	1,327
(Gain) loss on disposition	(84)	4
Remeasurement gain on previously held equity interests	—	(34)
Equity in earnings and distributions from equity method investee companies	138	223
Deferred income taxes	(131)	(199)
Loss on extinguishment of debt	—	54
Realized loss from derivative instruments, net	—	98
Other, net	141	85
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(84)	(258)
Content rights and payables, net	(2,883)	(1,947)
Accounts payable and accrued liabilities	(74)	265
Prepaid income taxes and income taxes receivable	57	20
Foreign currency and other, net	49	25
Cash provided by operating activities	2,576	1,629
Investing Activities
Business acquisitions, net of cash acquired	(8,565)	(60)
Payments for investments, net	(61)	(444)
Proceeds from dispositions, net of cash disposed	107	29
Proceeds from sale of assets	68	—
Purchases of property and equipment	(147)	(135)
Distributions from equity method investees	1	77
Payments for derivative instruments, net	(2)	(101)
Other investing activities, net	6	1
Cash used in investing activities	(8,593)	(633)
Financing Activities
Commercial paper repayments, net	(5)	(48)
Borrowings under revolving credit facility	—	350
Principal repayments of revolving credit facility	(200)	(475)
Borrowings under term loan facilities	2,000	—
Principal repayments of term loans	(2,000)	—
Borrowings from debt, net of discount and including premiums	—	7,488
Principal repayments of debt, including discount payment and premiums to par value	(16)	(650)
Payments for bridge financing commitment fees	—	(40)
Principal repayments of capital lease obligations	(50)	(33)
Repurchases of stock	—	(603)
Cash settlement (prepayments) of common stock repurchase contracts	—	58
Distributions to noncontrolling interests and redeemable noncontrolling interests	(76)	(30)
Share-based plan proceeds, net	54	16
Borrowings under program financing line of credit	22	—
Other financing activities, net	(12)	(82)
Cash (used in) provided by financing activities	$(283)	$5,951
Effect of exchange rate changes on cash and cash equivalents	(23)	62
Net change in cash and cash equivalents	(6,323)	7,009
Cash and cash equivalents, beginning of period	7,309	300
Cash and cash equivalents, end of period	986	7,309

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

TOTAL COMPANY REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(2)
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Distribution	$1,149	$—	$1,149	$881	$265	$1,146	$268	30%	$3	—%	1%
Advertising	1,574	(1)	1,573	876	697	1,573	698	80%	—	—%	2%
Other	86	1	87	107	44	151	(21)	(20)%	(64)	(42)%	(41)%
Total revenues	2,809	—	2,809	1,864	1,006	2,870	945	51%	(61)	(2)%	(1)%
Costs of revenues, excluding depreciation and amortization	946	1	947	745	383	1,128	201	27%	(181)	(16)%	(14)%
Selling, general and administrative	679	(1)	678	483	237	720	196	41%	(42)	(6)%	(3)%
Adjusted OIBDA(3)	$1,184	$—	$1,184	$636	$386	$1,022	548	86%	162	16%	16%

TOTAL COMPANY RECONCILIATION OF REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income (loss)	711	70	781	(837)	83	(754)	$1,548	NM	$1,535	NM
Restructuring and other charges	98	—	98	32	—	32	66	NM	66	NM
Depreciation and amortization	397	(70)	327	90	308	398	307	NM	(71)	(18)%
Impairment of goodwill	—	—	—	1,327	—	1,327	(1,327)	NM	(1,327)	NM
Mark-to-market share-based compensation	(25)	—	(25)	7	3	10	(32)	NM	(35)	NM
Scripps Networks transaction and integration costs	3	—	3	17	(8)	9	(14)	(82%)	(6)	(67)%
Adjusted OIBDA(3)	$1,184	$—	$1,184	$636	$386	$1,022	548	86%	162	16%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)	Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(3)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

U.S. NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Revenues:
Distribution	$644	$—	$644	$402	$234	$636	$242	60%	$8	1%
Advertising	1,041	—	1,041	456	559	1,015	585	NM	26	3%
Other	37	—	37	34	10	44	3	9%	(7)	(16)%
Total revenues	1,722	—	1,722	892	803	1,695	830	93%	27	2%
Costs of revenues, excluding depreciation and amortization	(451)	(1)	(452)	(265)	(285)	(550)	(186)	(70)%	98	18%
Selling, general and administrative	(307)	—	(307)	(149)	(171)	(320)	(158)	NM	13	4%
Adjusted OIBDA(2)	964	(1)	963	478	347	825	486	NM	138	17%

U.S. NETWORKS RECONCILIATION OF REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$601	$71	$672	$450	$72	$522	$151	34%	$150	29%
Restructuring and other charges	63	(1)	62	12	—	12	51	NM	50	NM
Depreciation and amortization	294	(70)	224	14	280	294	280	NM	(70)	(24)%
Mark-to-market share-based compensation	(1)	—	(1)	—	1	1	(1)	NM	(2)	NM
Scripps Networks transaction and integration costs	7	—	7	—	—	—	7	NM	7	NM
Inter-segment eliminations	—	(1)	(1)	2	(6)	(4)	(2)	NM	3	75%
Adjusted OIBDA(2)	964	(1)	963	478	347	825	486	NM	138	17%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

INTERNATIONAL NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(2)
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Distribution	$505	$—	$505	$479	$31	$510	$26	5%	$(5)	(1)%	2%
Advertising	533	(1)	532	419	138	557	114	27%	(25)	(4)%	—%
Other	46	1	47	29	34	63	17	59%	(16)	(25)%	(21)%
Total revenues	1,084	—	1,084	927	203	1,130	157	17%	(46)	(4)%	—%
Costs of revenues, excluding depreciation and amortization	(494)	—	(494)	(463)	(99)	(562)	(31)	(7)%	68	12%	9%
Selling, general and administrative	(240)	—	(240)	(215)	(43)	(258)	(25)	(12)%	18	7%	—%
Adjusted OIBDA(3)	350	—	350	249	61	310	101	41%	40	13%	15%

INTERNATIONAL NETWORKS RECONCILIATION OF OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income (loss)	$217	$(1)	$216	$(311)	$27	$(284)	$528	NM	$500	NM
Restructuring and other charges	45	—	45	14	—	14	31	NM	31	NM
Depreciation and amortization	83	—	83	57	28	85	26	46%	(2)	(2)%
Impairment of goodwill	—	—	—	489	—	489	(489)	NM	(489)	NM
Inter-segment eliminations	5	1	6	—	6	6	5	NM	—	—%
Adjusted OIBDA(3)	350	—	350	249	61	310	101	41%	40	13%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)	Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(3)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

CORPORATE AND INTER-SEGMENT ELIMINATIONS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Revenues:	$1	$—	$1	$—	$—	$—	$1	NM	$1	NM
Costs of revenues, excluding depreciation and amortization	(1)	—	$(1)	(1)	1	—	—	—%	(1)	NM
Selling, general and administrative	(130)	1	(129)	(97)	(23)	(120)	(33)	(34)%	(9)	(8)%
Adjusted OIBDA(2)	(130)	1	(129)	(98)	(22)	(120)	(32)	(33)%	(9)	(8)%

CORPORATE AND INTER-SEGMENT ELIMINATIONS RECONCILIATION OF OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating loss	$(113)	$—	$(113)	$(984)	$(16)	$(1,000)	$871	89%	$887	89%
Restructuring and other charges	(10)	1	(9)	6	—	6	(16)	NM	(15)	NM
Depreciation and amortization	21	—	21	18	—	18	3	17%	3	17%
Impairment of goodwill	—	—	—	838	—	838	(838)	NM	(838)	NM
Mark-to-market share-based compensation	(24)	—	(24)	7	2	9	(31)	NM	(33)	NM
Scripps Networks transaction and integration costs	(4)	—	(4)	17	(8)	9	(21)	NM	(13)	NM
Loss on business disposition	1	—	1	—	—	—	1	NM	1	NM
Inter-segment eliminations	(1)	—	(1)	—	—	—	(1)	NM	(1)	NM
Adjusted OIBDA(2)	(130)	1	(129)	(98)	(22)	(120)	(32)	(33)%	(9)	(8)%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

TOTAL COMPANY REPORTED AND PRO FORMA FINANCIAL RESULTS(2)

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(3)
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Distribution	$4,538	$178	$4,716	$3,474	$1,090	$4,564	$1,064	31%	$152	3%	3%
Advertising	5,514	425	5,939	$3,073	2,677	5,750	2,441	79%	189	3%	3%
Other	501	20	521	326	150	476	175	54%	45	9%	8%
Total revenues	10,553	623	11,176	6,873	3,917	10,790	3,680	54%	386	4%	3%
Costs of revenues, excluding depreciation and amortization	3,935	205	4,140	2,656	1,391	4,047	1,279	48%	93	2%	2%
Selling, general and administrative	2,479	159	2,638	1,686	1,006	2,692	793	47%	(54)	(2)%	(3)%
Adjusted OIBDA(4)	4,139	259	4,398	2,531	1,520	4,051	1,608	64%	347	9%	8%

TOTAL COMPANY RECONCILIATION OF REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	1,934	352	2,286	713	339	1,052	1,221	NM	1,234	NM
Restructuring and other charges	750	10	760	75	—	75	675	NM	685	NM
Depreciation and amortization	1,398	(76)	1,322	330	1,241	1,571	1,068	NM	(249)	(16)%
Impairment of goodwill	—	—	—	1,327	—	1,327	(1,327)	NM	(1,327)	NM
Mark-to-market share-based compensation	31	1	32	3	8	11	28	NM	21	NM
Scripps Networks transaction and integration costs	110	(28)	82	79	(68)	11	31	39%	71	NM
(Gain) loss on disposition	(84)	—	(84)	4	—	4	(88)	NM	(88)	NM
Adjusted OIBDA(4)	4,139	259	4,398	2,531	1,520	4,051	1,608	64%	347	9%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore many not reconcile to previously disclosed amounts.

(3)	Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(4)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

U.S. NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS(2)

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Revenues:
Distribution	$2,456	$156	$2,612	$1,612	$974	$2,586	$844	52%	$26	1%
Advertising	3,749	356	4,105	1,740	2,261	4,001	2,009	NM	104	3%
Other	145	7	152	82	73	155	63	77%	(3)	(2)%
Total revenues	6,350	519	6,869	3,434	3,308	6,742	2,916	85%	127	2%
Costs of revenues, excluding depreciation and amortization	(1,748)	(153)	(1,901)	(917)	(1,087)	(2,004)	(831)	(91)%	103	5%
Selling, general and administrative	(1,102)	(111)	(1,213)	(491)	(758)	(1,249)	(611)	NM	36	3%
Adjusted OIBDA(3)	3,500	255	3,755	2,026	1,463	3,489	1,474	73%	266	8%

U.S. NETWORKS RECONCILIATION OF REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$2,182	$350	$2,532	$1,961	$359	$2,320	$221	11%	$212	9%
Restructuring and other charges	322	5	327	18	—	18	304	NM	309	NM
Depreciation and amortization	985	(95)	890	35	1,132	1,167	950	NM	(277)	(24)%
Mark-to-market share-based compensation	(1)	—	(1)	—	(1)	(1)	(1)	NM	—	—%
Scripps Networks transaction and integration costs	14	—	14	—	—	—	14	NM	14	NM
Inter-segment eliminations	(2)	(5)	(7)	12	(27)	(15)	(14)	NM	8	53%
Adjusted OIBDA(3)	3,500	255	3,755	2,026	1,463	3,489	1,474	73%	266	8%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore many not reconcile to previously disclosed amounts.

(3)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

INTERNATIONAL NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS(2)

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(3)
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Distribution	$2,082	$22	$2,104	$1,862	$116	$1,978	$220	12%	$126	6%	5%
Advertising	1,765	69	1,834	1,332	416	1,748	433	33%	86	5%	3%
Other	302	13	315	87	77	164	215	NM	151	92%	88%
Total revenues	4,149	104	4,253	3,281	609	3,890	868	26%	363	9%	8%
Costs of revenues, excluding depreciation and amortization	(2,169)	(52)	(2,221)	(1,677)	(304)	(1,981)	(492)	(29)%	(240)	(12)%	(11)%
Selling, general and administrative	(903)	(27)	(930)	(745)	(150)	(895)	(158)	(21)%	(35)	(4)%	(2)%
Adjusted OIBDA(4)	1,077	25	1,102	859	155	1,014	218	25%	88	9%	7%

INTERNATIONAL NETWORKS RECONCILIATION OF OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$434	$—	$434	$106	$21	$127	$328	NM	$307	NM
Restructuring and other charges	307	2	309	42	—	42	265	NM	267	NM
Depreciation and amortization	315	19	334	222	107	329	93	42%	5	2%
Impairment of goodwill	—	—	—	489	—	489	(489)	NM	(489)	NM
Scripps Networks transaction and integration costs	3	—	3	—	—	—	3	NM	3	NM
Inter-segment eliminations	18	4	22	—	27	27	18	NM	(5)	(19)%
Adjusted OIBDA(4)	1,077	25	1,102	859	155	1,014	218	25%	88	9%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore many not reconcile to previously disclosed amounts.

(3)	Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(4)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

CORPORATE AND INTER-SEGMENT ELIMINATIONS REPORTED AND PRO FORMA FINANCIAL RESULTS(2)

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Revenues:	$—	$—	$—	$—	$—	$—	—	—%	—	—%
Costs of revenues, excluding depreciation and amortization	(1)	—	(1)	(2)	—	(2)	1	50%	1	50%
Selling, general and administrative	(440)	(21)	(461)	(358)	(98)	(456)	(82)	(23)%	(5)	(1)%
Adjusted OIBDA(3)	(441)	(21)	(462)	(360)	(98)	(458)	(81)	(23)%	(4)	(1)%

CORPORATE AND INTER-SEGMENT ELIMINATIONS RECONCILIATION OF OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2018			2017			Actual Change		Pro Forma Combined Change
	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating loss	$(779)	$2	$(777)	$(1,360)	$(41)	$(1,401)	$581	43%	$624	45%
Restructuring and other charges	120	3	123	12	—	12	108	NM	111	NM
Depreciation and amortization	96	—	96	68	2	70	28	41%	26	37%
Impairment of goodwill	—	—	—	838	—	838	(838)	NM	(838)	NM
Mark-to-market share-based compensation	32	1	33	3	9	12	29	NM	21	NM
Scripps Networks transaction and integration costs	93	(28)	65	79	(68)	11	14	18%	54	NM
Loss on disposition	1	—	1	—	—	—	1	NM	1	NM
Inter-segment eliminations	(4)	1	(3)	—	—	—	(4)	NM	(3)	NM
Adjusted OIBDA(3)	(441)	(21)	(462)	(360)	(98)	(458)	(81)	(23)%	(4)	(1)%

(1)	Pro forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 8 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore many not reconcile to previously disclosed amounts.

(3)	See full definition of Adjusted OIBDA on page 7.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2018
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$269
Net income attributable to redeemable noncontrolling interests					4
Net income attributable to noncontrolling interests					26
Income tax expense					195
Other expense, net					36
Loss from equity investees, net					10
Interest expense, net					171
Operating income	601	217	6	(113)	711
Restructuring and other charges	63	45	—	(10)	98
Depreciation and amortization	294	83	(1)	21	397
Mark-to-market share-based compensation	(1)	—	—	(24)	(25)
Scripps Networks transaction and integration costs	7	—	—	(4)	3
(Gain) loss on disposition	—	—	(1)	1	—
Inter-segment eliminations	—	5	(4)	(1)	—
Total Adjusted OIBDA	$964	$350	$—	$(130)	$1,184

	Three Months Ended December 31, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net loss available to Discovery, Inc.					$(1,144)
Net income attributable to redeemable noncontrolling interests					7
Net income attributable to noncontrolling interests					—
Income tax expense					87
Other (income), net					(33)
Loss from equity investees, net					89
Loss on extinguishment of debt					—
Interest expense, net					157
Operating income	450	(311)	8	(984)	(837)
Restructuring and other charges	12	14	—	6	32
Depreciation and amortization	14	57	1	18	90
Impairment of goodwill	—	489	—	838	1,327
Mark-to-market share-based compensation	—	—	—	7	7
Scripps Networks transaction and integration costs	—	—	—	17	17
Inter-segment eliminations	2	—	(2)	—	—
Total Adjusted OIBDA	$478	$249	$7	$(98)	$636

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2018
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$594
Net income attributable to redeemable noncontrolling interests					20
Net income attributable to noncontrolling interests					67
Income tax expense					341
Other expense, net					120
Loss from equity investees, net					63
Interest expense, net					729
Operating income	2,182	434	97	(779)	1,934
Restructuring and other charges	322	307	1	120	750
Depreciation and amortization	985	315	2	96	1,398
Mark-to-market share-based compensation	(1)	—	—	32	31
Scripps Networks transaction and integration costs	14	3	—	93	110
(Gain) loss on disposition	—	—	(85)	1	(84)
Inter-segment eliminations	(2)	18	$(12)	(4)	—
Total Adjusted OIBDA	$3,500	$1,077	$3	$(441)	$4,139

	Twelve Months Ended December 31, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net loss available to Discovery, Inc.					$(337)
Net income attributable to redeemable noncontrolling interests					24
Net income attributable to noncontrolling interests					—
Income tax expense					176
Other expense, net					110
Loss from equity investees, net					211
Loss on extinguishment of debt					54
Interest expense, net					475
Operating income	1,961	106	6	(1,360)	713
Restructuring and other charges	18	42	3	12	75
Depreciation and amortization	35	222	5	68	330
Impairment of goodwill	—	489	—	838	1,327
Mark-to-market share-based compensation	—	—	—	3	3
Scripps Networks transaction and integration costs	—	—	—	79	79
Loss on disposition	—	—	4	—	4
Inter-segment eliminations	12	—	(12)	—	—
Total Adjusted OIBDA	$2,026	$859	$6	$(360)	$2,531

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION - HISTORICALLY REPORTED AND UNDER THE REVISED DEFINITION
(unaudited; in millions)

	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Year Ended December 31, 2018
Adjusted OIBDA, as reported	$3,500	$1,077	$3	$(441)	$4,139
Deduct: Mark-to-market share-based compensation	(1)	—	—	32	31
Add: Total share-based compensation	(1)	—	—	81	80
Adjusted OIBDA, as revised	3,500	1,077	3	(392)	$4,188

Year Ended December 31, 2017
Adjusted OIBDA, as reported	$2,026	$859	$6	$(360)	$2,531
Deduct: Mark-to-market share-based compensation	—	—	—	3	3
Add: Total share-based compensation	—	—	—	39	39
Adjusted OIBDA, as revised	2,026	859	6	(324)	$2,567

Year Ended December 31, 2016
Adjusted OIBDA, as reported	$1,922	$835	$(10)	$(334)	$2,413
Deduct: Mark-to-market share-based compensation	—	—	—	38	38
Add: Total share-based compensation	—	—	—	69	69
Adjusted OIBDA, as revised	1,922	835	(10)	(303)	$2,444

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION - HISTORICALLY REPORTED AND UNDER THE REVISED DEFINITION
(unaudited; in millions)

	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Three Months Ended March 31, 2018
Adjusted OIBDA, as reported	$652	$137	$3	$(95)	$697
Deduct: Mark-to-market share-based compensation	—	—		3	$3
Add: Total share-based compensation	—	—	—	15	$15
Adjusted OIBDA, as revised	652	137	3	(83)	$709

Three Months Ended June 30, 2018
Adjusted OIBDA, as reported	$983	$336	$—	$(105)	$1,214
Deduct: Mark-to-market share-based compensation	—	—	—	26	26
Add: Total share-based compensation	—	—	—	34	34
Adjusted OIBDA, as revised	983	336	—	(97)	$1,222

Three Months Ended September 30, 2018
Adjusted OIBDA, as reported	$901	$254	$—	$(111)	$1,044
Deduct: Mark-to-market share-based compensation	—	—	—	27	27
Add: Total share-based compensation	—	—	—	43	43
Adjusted OIBDA, as revised	901	254	—	(95)	$1,060

Three Months Ended December 31, 2018
Adjusted OIBDA, as reported	$964	$350	$—	$(130)	$1,184
Deduct: Mark-to-market share-based compensation	(1)	—	—	(24)	(25)
Add: Total share-based compensation	(1)	—	—	(11)	(12)
Adjusted OIBDA, as revised	964	350	—	(117)	$1,197

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Numerator:
Net income (loss)	$299	$(1,137)	$681	$(313)
Less:
Allocation of undistributed income to Series A-1 convertible preferred stock	(27)	142	(60)	41
Net income attributable to noncontrolling interests	(26)		(67)	—
Net income attributable to redeemable noncontrolling interests	(4)	(7)	(20)	(24)
Redeemable noncontrolling interest adjustments to redemption value	1	—	(5)	—
Net income (loss) available to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net income per share	$243	$(1,002)	$529	$(296)
Allocation of net income (loss) available to Discovery, Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	199	(767)	429	(225)
Series C-1 convertible preferred stockholders	44	(235)	100	(71)
Total	243	(1,002)	529	(296)
Add:
Allocation of undistributed income to Series A-1 convertible preferred stockholders	27	(142)	60	(41)
Net income (loss) available to Discovery, Inc. Series A, B and C common stockholders for diluted net income per share	$270	$(1,144)	$589	$(337)

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	524	381	498	384
Impact of assumed preferred stock conversion	187	187	187	192
Dilutive effect of share-based awards	4	—	3	—
Series A, B and C common shares outstanding — diluted	715	568	688	576
Series C-1 convertible preferred stock outstanding — basic and diluted	6	6	6	6

Basic net income (loss) per share available to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$(1.99)	$0.86	$(0.59)
Series C-1 convertible preferred stockholders	$7.36	$(39.02)	$16.65	$(11.33)

Diluted net income (loss) per share available to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$(1.99)	$0.86	$(0.59)
Series C-1 convertible preferred stockholders	$7.32	$(39.02)	$16.58	$(11.33)

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Diluted net income per share available to Discovery, Inc. Series A, B and C common stockholders	$0.38	$(1.99)	$2.37	$0.86	$(0.59)	$1.45
Per share impact of amortization of acquisition-related intangible assets, net of tax	0.36	0.05	0.31	1.25	0.19	1.06
Adjusted earnings per diluted share	$0.74	$(1.94)	$2.68	$2.11	$(0.40)	$2.51

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	Change	% Change	2018	2017	Change	% Change
Cash provided by operating activities	$929	$462	$467	NM	$2,576	$1,629	$947	58%
Purchases of property and equipment	(41)	(32)	(9)	(28)%	(147)	(135)	(12)	(9)%
Free cash flow	$888	$430	$458	NM	$2,429	$1,494	$935	63%

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS

	December 31, 2018	December 31, 2017
5.625% Senior notes, semi-annual interest, due August 2019	$411	$411
2.200% Senior notes, semi-annual interest, due September 2019	500	500
Floating rate notes, quarterly interest, due September 2019	400	400
2.750% Senior notes, semi-annual interest, due November 2019	500	—
2.800% Senior notes, semi-annual interest, due June 2020	600	—
5.050% Senior notes, semi-annual interest, due June 2020	789	789
4.375% Senior notes, semi-annual interest, due June 2021	650	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	344	358
3.300% Senior notes, semi-annual interest, due May 2022	500	500
3.500% Senior notes, semi-annual interest, due June 2022	400	—
2.950% Senior notes, semi-annual interest, due March 2023	1,185	1,200
3.250% Senior notes, semi-annual interest, due April 2023	350	350
3.800% Senior notes, semi-annual interest, due March 2024	450	450
2.500% Senior notes, sterling denominated, annual interest, due September 2024	507	538
3.900% Senior notes, semi-annual interest, due November 2024	497	—
3.450% Senior notes, semi-annual interest, due March 2025	300	300
3.950% Senior notes, semi-annual interest, due June 2025	500	—
4.900% Senior notes, semi-annual interest, due March 2026	700	700
1.900% Senior notes, euro denominated, annual interest, due March 2027	688	717
3.950% Senior notes, semi-annual interest, due March 2028	1,700	1,700
5.000% Senior notes, semi-annual interest, due September 2037	1,250	1,250
6.350% Senior notes, semi-annual interest, due June 2040	850	850
4.950% Senior notes, semi-annual interest, due May 2042	500	500
4.875% Senior notes, semi-annual interest, due April 2043	850	850
5.200% Senior notes, semi-annual interest, due September 2047	1,250	1,250
Revolving credit facility	225	425
Program financing line of credit	22	—
Capital lease obligations	252	225
Total debt	17,170	14,913
Unamortized discount, premium and debt issuance costs, net	(125)	(128)
Debt, net of unamortized discount, premium and debt issuance costs	17,045	14,785
Current portion of debt	(1,860)	(30)
Noncurrent portion of debt	$15,185	$14,755